UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

EON RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EONR	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	EONR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2026, the Board of Directors (the “Board”) of EON Resources Inc. (the “Company”) appointed Kyle Bulpitt to fill the vacancy on the Board created by the resignation of Byron Blount on December 31, 2025. Mr. Bulpitt will be a Class II director and his term will expire at the 2027 annual meeting of stockholders or until his successor has been duly appointed and qualified. Mr. Bulpitt will serve as Chair of the Board’s Audit Committee and as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Bulpitt, age 33, is a petroleum engineer and has extensive experience in the oil and gas industry in the areas of financial analysis for debt and equity financing, acquisitions and divestitures, financial modeling, Asset Backed Securitization issuances, field economic and development modeling, and petroleum reserves analysis. Since June 2025, Mr. Bulpitt has served as Executive Vice President for Corporate Development at Aethel Energy, a newly formed General Catalyst Energy Transformation Company. At Aethel, he leads all corporate development activities related to acquisition and divestiture efforts, overseeing technical, financial and commercial evaluation of acquisition and divestiture opportunities. Prior to Aethel, from September 2024 to June 2025, Mr. Bulpitt served as a director at Legado Capital. From October 2021 to September 2025, he served as Vice President of Donovan Ventures, and from October 2020 through October 2021, he served as Vice President of Veld Applied Analytics. Mr. Bulpitt earned his Bachelor of Science in Petroleum Engineering from Texas A&M University.

For his service on the Board, Mr. Bulpitt will be entitled to receive the same director compensation as that received by other non-employee directors, which consists of an annual retainer of $75,000, an annual grant of $75,000 in RSUs, and an additional retainer payment of $25,000 for serving as chair of the Audit Committee of the Board.

There are no family relationships between Mr. Bulpitt and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Bulpitt has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On January 27, 2026, the Company issued a press release announcing the appointment of Mr. Bulpitt. A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K.  The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2026	EON Resources Inc.

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer

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